Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(431,739)
Unrealized Gain (Loss) on Market Value of Futures	621,218
Dividend Income	339
Interest Income	23
Total Income (Loss)	$189,841

Expenses
Investment Advisory Fee	$3,809
Brokerage Commissions	568
NYMEX License Fee	152
SEC & FINRA Registration Expense	124
Non-interested Directors' Fees and Expenses	41
Other Expenses	11,360
Total Expenses	16,054
Expense Waiver	(10,408)
Net Expenses	$5,646
Net Gain (Loss)	$184,195

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/10	$7,513,104
Net Gain (Loss)	184,195

Net Asset Value End of Period	$7,697,299
Net Asset Value Per Unit (300,000 Units)	$25.66

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502